EXHIBIT 10.3
PROMISSORY NOTE

$700,000	February 1, 2006
     Granite Falls Energy, LLC, a Minnesota limited liability company (the “Developer”), for value received, hereby promises to pay to the City of Granite Falls, Minnesota (the “City”) or its assigns (the City and any assigns are hereinafter referred to as the “Holder”), at its designated principal office or such other place as the Holder may designate in writing, the principal sum of Seven Hundred Thousand and No/100 Dollars ($700,000) or so much thereof as may be advanced under this Note, with interest as hereinafter provided, in any coin or currency which at the time or times of payment is legal tender for the payment of private debts in the United States of America. The principal of this Note is payable in installments due as follows:
     1. The Loan shall bear interest at the rates set forth in Section 3.2 of the Loan Agreement, dated as of the date hereof, between the Developer and City (the “Loan Agreement”) and interest shall commence to accrue on the amounts and as of the dates advanced in accordance with Section 3.4 of the Loan Agreement (each a “Disbursement Date”).
     2. Payments of principal and interest shall commence on June 15, 2006 shall and continue, with respect to the MIF Loan, the 15th day of each March, June, September and December thereafter and, with respect to the County Loan and Western Minnesota RLF Loan, the 15th day of each June and December thereafter in accordance with Section 3.2(5) of the Loan Agreement.
     3. Subject to the terms of the Subordination Agreement (as defined in the Loan Agreement) so long as any portion of the loan under the Senior Loan Agreement (as defined in the Loan Agreement) is outstanding, the Developer shall have the right to prepay the principal of this Note, in whole or in part, without prepayment penalty and the Developer shall prepay the outstanding principal of and accrued interest on this Note upon any sale, transfer, assignment or lease of the Project or if the Developer dissolves or otherwise disposes of all or substantially all of its assets, or consolidates with or merges into another corporation or other business entity or permits any other corporation or other business entity to consolidate with or merge into it unless the City consents, in writing, to the assignment and assumption of the Loan Agreement by any successor entity.
     4. This Note is given pursuant to the Loan Agreement and is secured by a certain Statutory Mortgage executed by the Developer in favor of the City (the “Mortgage”) covering certain real property located in Chippewa County, Minnesota. In the event the Mortgage is found to be invalid for whatever reason, such invalidity shall constitute an event of default hereunder.
     5. All of the agreements, conditions, covenants, provisions, and stipulations contained in the Loan Agreement, or any instrument securing this Note are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. It is agreed that time is of the essence of this Note. If a default occurs under the Loan Agreement, or any instrument securing this Note, then the Holder of this Note may at its right and option, without notice, declare immediately due and payable the principal balance of this Note, together with any costs of collection including attorney fees incurred by the Holder of this Note in collecting or enforcing payment hereof, whether suit be brought or not, and all other sums due hereunder, or under any instrument securing this Note. The Developer agrees that the Holder of this Note may, without notice to the Developer of this Note and without affecting the liability of the Developer of this Note, accept additional or substitute security for this Note, or release any security or any party liable for this Note or extend or renew this Note.
     6. The remedies of the Holder of this Note as provided herein, and in the Loan Agreement, or any other instrument securing this Note, shall be cumulative and concurrent and may be pursued singly, successively, or together, and, at the sole discretion of the Holder of this Note, may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
     7. The Holder of this Note shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder of this Note and then only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. This Note may not be amended, modified, or changed except only by an instrument in writing signed by the party against whom enforcement of any such amendment, modifications, or change is sought.
     8. This Note shall be governed by and construed in accordance with the laws of the state of Minnesota without regard to its conflict of laws provisions. Any disputes, controversies, or claims arising out of this Note shall be heard in the state or federal courts of Minnesota, and all parties to this Note waive any objection to the jurisdiction of these courts, whether based on convenience or otherwise.
     9. The headings used in this Note are solely for convenience of reference, are not part of this Note, and are not to be considered in construing or interpreting this Note.
     10. This Note, with the Loan Agreement, Subordination Agreement and Mortgage, constitutes the entire agreement between the parties pertaining to its subject matter and it supercedes all prior contemporaneous Notes, representations, and understandings of the parties pertaining to the subject matter of this Note.
     11. Wherever possible, each provision of this Note and each related document shall be interpreted so that it is valid under applicable law. If any provision of this Note or any related document is to any extent found invalid by a court or other governmental entity of competent jurisdiction, that provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other related document.

     IT IS HEREBY CERTIFIED AND RECITED that all conditions, acts, and things required to exist, happen, and be performed precedent to or in the issuance of this Note do exist, have happened, and have been performed in regular and due form as required by law.
     IN WITNESS WHEREOF, the Developer has caused this Note to be duly executed as of the 1st day of February, 2006.

GRANITE FALLS ENERGY, LLC

By	/s/ Julie Oftedahl-Volstad

Its Secretary/Treasurer

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